UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On May 14, 2021, the Board of Directors of Bristol-Myers Squibb Company (the “Company”) elected Mr. Manuel Hidalgo Medina, M.D., to serve as a member of the Board of Directors, effective June 1, 2021.  The size of the Board of Directors was increased to eleven, effective June 1, 2021, in connection with the election of Dr. Hidalgo.

Mr. Manuel Hidalgo Medina, M.D. is 53 years old and has more than 20 years of experience in translational and clinical research in anticancer drug development with a particular emphasis in gastrointestinal cancers. He has also led the early clinical development of new anticancer agents for pancreatic cancer among other solid tumor cancers.

Since 2019, he has served as Chief of the Division of Hematology and Medical Oncology at Weill Cornell Medicine and New York Presbyterian/Weill Cornell Medical Center, where he is responsible for leading clinical and translational research in hematology, vascular biology and oncology. Dr. Hidalgo has also served as the E. Hugh Luckey distinguished Professor of Medicine and Associate Director for Clinical Services at the Sandra and Edward Meyer Cancer Center at Weill Cornell Medicine since 2019.

Prior to his current position, Dr. Hidalgo served as Chief of the Division of Hematology at Beth Israel Deaconess Medical Center in Boston and as Clinical Director of the Rosenberg Clinical Cancer Center from 2015-2019.  During this time, he also held the position of the Theodore W. and Evelyn G. Berenson Professor of Medicine at Harvard Medical School.  Dr. Hidalgo also served in leadership positions at the Spanish National Cancer Research Centre (CNIO) in Madrid and at the Kimmel Comprehensive Cancer Center, where he served as the Director of Gastrointestinal Oncology program. He received his Medical Degree from the University of Navarra in Pamplona, Spain, and a Doctorate in infectious diseases and cancer from the University Autónoma of Madrid, Spain.  He completed his Residency training in Medical Oncology at the Hospital 12 de Octubre in Madrid and his Fellowship in Medical Oncology at the University of Texas Health Science Center in San Antonio, Texas, where he also served as an Assistant Professor of Medicine.  Dr. Hidalgo currently serves as a paid Scientific Advisory Board member for Agenus, from which he plans to step down in connection with his election to Bristol Myers Squibb’s Board.

The Board of Directors has determined that Dr. Hidalgo is independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board of Directors.  Dr. Hidalgo will serve as a member of the Science and Technology Committee, effective June 1, 2021.

There are no arrangements or understandings between Dr. Hidalgo and any other persons pursuant to which he was selected as a director.  There are no related party transactions between the Company and Dr. Hidalgo.

Dr. Hidalgo will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $100,000 and an annual award of deferred share units valued at $190,000 on the date of grant.

A copy of the press release announcing the election of Dr. Hidalgo is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated May 20, 2021.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated May 20, 2021.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 20, 2021	By:	/s/Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary